As filed with the Securities and Exchange Commission on August 28, 2007
Registration No. 333-64462

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
FIDELITY NATIONAL INFORMATION SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-2606325 (I.R.S. Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida (Address of Principal Executive Offices)	32204 (Zip Code)
Certegy Inc. 401(k) Plan
(Full Title of the Plan)
Todd Johnson
Senior Vice President and Secretary
601 Riverside Avenue
Jacksonville, Florida 32204
(Name and Address of Agent For Service)
(904) 854-8100
(Telephone Number, Including Area Code, of Agent for Service)

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE
     Deregistration of Shares under Employee Benefit Plan
     Fidelity National Information Services, Inc. (the “Registrant”, formerly known as Certegy Inc.) is filing this post-effective amendment to deregister all shares of Certegy Inc. common stock, par value $0.01 per share (the “Common Stock”), and plan interests that remain unsold as of the date this post-effective amendment is filed. On August 3, 2001, under a Registration Statement on Form S-8, File No. 333-64462, Certegy Inc. registered the Common Stock and interests in connection with its 401(k) plan (the “Certegy Plan”). On February 1, 2006, a Delaware corporation, also named Fidelity National Information Services, Inc., was merged into a wholly-owned subsidiary of Certegy Inc. Following the merger, Certegy Inc. changed its name to “Fidelity National Information Services, Inc.” On March 1, 2007, the Certegy Plan was merged into the Registrant’s 401(k) plan, and the Registrant terminated the offering of shares and interests under the Certegy Plan.

2

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, on August 28, 2007.

FIDELITY NATIONAL INFORMATION SERVICES, INC. (Registrant)
/s/ Lee A. Kennedy
Lee A. Kennedy
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee A. Kennedy Lee A. Kennedy	President and Chief Executive Officer (Principal Executive Officer)	August 28, 2007

/s/ Jeffrey S. Carbiener Jeffrey S. Carbiener	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 28, 2007

/s/ Robert M. Clements Robert M. Clements	Director	August 28, 2007

/s/ William P. Foley, II William P. Foley, II	Director	August 28, 2007

Thomas M. Hagerty	Director	August 28, 2007

Marshall Haines	Director	August 28, 2007

/s/ Keith W. Hughes Keith W. Hughes	Director	August 28, 2007

/s/ David K. Hunt David K. Hunt	Director	August 28, 2007

/s/ James K. Hunt James K. Hunt	Director	August 28, 2007

/s/ Ron Lane Daniel D. (Ron) Lane	Director	August 28, 2007

3

Signature	Title	Date

/s/ Richard N. Massey Richard N. Massey	Director	August 28, 2007

/s/ Cary H. Thompson Cary H. Thompson	Director	August 28, 2007
     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employment benefit plans) has duly caused this post-effective amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, on August 28, 2007.

CERTEGY INC. 401(K) PLAN
/s/ Kelly Feese
Kelly Feese
Plan Administrator

4